Filed Pursuant to Rule 424(b)(5)

Registration No. 333-285637

Prospectus Supplement

(To Prospectus dated March 18, 2025)

Ohmyhome Limited

4,040,000 Ordinary Shares

We are offering 4,040,000 Ordinary Shares directly to investors without a placement agent or underwriter. The Ordinary Shares will be sold at a negotiated price of $0.45 per share pursuant to this prospectus supplement, the accompanying prospectus and a share purchase agreement dated May 19, 2025. We are not paying placement agent fees or underwriting discounts in connection with the offering.

The Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “OMH.” The last reported sale price of the Ordinary Shares on May 20, 2025 was US$2.21 per Ordinary Share. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float calculated pursuant to General Instruction I.B.5 of Form F-3, was approximately US$5,732,143.01, which was based on 1,509,412 Ordinary Shares held by non-affiliates and the per ordinary share price of US$3.7976, which was the average of the bid and asked prices of our Ordinary Shares on April 30, 2025. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3 and accordingly we may sell up to US$1,910,714 of our Ordinary Shares hereunder.

We are a Cayman Islands holding company with operations conducted by our subsidiaries established in Singapore and Malaysia. Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk. The securities offered in this offering are of the offshore holding company Ohmyhome Limited (the “Company”), which owns equity interests, directly or indirectly, of the operating subsidiaries. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “OMH”, “we,” “us,” “Company,” or “our,” refers to Ohmyhome Limited, a Cayman Islands exempted company. “Singapore Subsidiaries” refer to our subsidiaries incorporated in Singapore, and “Malaysia Subsidiaries” refer to our subsidiaries incorporated in Malaysia. We will also refer to all of our subsidiaries, “Subsidiaries”.

Investing in these securities involves risks. See the “Risk Factors” on page S-8 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.

The Ordinary Shares are expected to be delivered on or about May 21, 2025, subject to customary closing conditions.

Prospectus Supplement dated May 21, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On March 7, 2025, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-285637),which was amended on March 17, 2025 and March 19, 2025, utilizing a shelf registration process relating to the securities described in this prospectus supplement, and the registration statement was declared effective by the SEC on March 26, 2025. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Ordinary Shares, preferred shares, debt securities, warrants, rights, either individually or as units composed of one or more of the other securities, as described in the accompanying prospectus. We are selling Ordinary Shares in this offering. Other than Ordinary Shares being sold pursuant to this offering, we have not sold any securities under this shelf registration statement.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated March 26, 2025 included in the registration statement on Form F-3 (No. 333-285637), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of relevant securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands;

●	“Company” refers to Ohmyhome Limited, an exempted company incorporated in the Cayman Islands with limited liability;

●	“Ohmyhome (S)” refers to Ohmyhome Pte. Ltd., a company incorporated in Singapore on June 12, 2015, and an indirect wholly-owned subsidiary of our Company;

●	“Ordinary Shares” refers to the Ordinary Shares of par value of US$0.01 per share in the capital of the Company;

●	“RM” means Malaysian ringgit, the lawful currency of Malaysia;

●	“S$” or “SGD” means Singapore dollars(s), the lawful currency of Singapore;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Shares” or “shares” refers to any share in the capital of the Company, including the Ordinary Shares;

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

●	“we”, “us”, “our company” and “our” refer to Ohmyhome Limited and its consolidated subsidiaries. We conduct operations in Singapore and Malaysia through our subsidiaries.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business Overview

We are a data and technology-driven property technology company based in Singapore. Through our subsidiaries, we operate a one-stop-shop property platform which provides end-to-end property solutions and services for our customers, for both the HDB property market and the private property market, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services. We operate on a data-driven customer-centric business model and through our platform, we seek to provide a comprehensive suite of property solutions and services to aid our customers in every step of their property transaction journey, with the objective of making property transactions and related services simple, efficient and affordable for all.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these and our other filings incorporated by reference into this prospectus supplement and the accompanying prospectus, see “Where You Can Find More Information”.

Our Corporate History and Structure

Our Group’s history can be traced back to 2015 when Ms. Rhonda Wong and Ms. Race Wong saw an opportunity to develop a data and technology-driven property technology platform. Ohmyhome (S) was therefore initially established to carry on the provision of a self-served platform for users to list and search homes. Since then, we have grown into a one-stop-shop property platform covering a comprehensive range of property services and solutions, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services.

Our Company was incorporated in the Cayman Islands on July 19, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$75,000,000 divided into 7,500,000,000 shares, with a par value of US$0.01 each. Prior to our Group’s reorganization, Ohmyhome (S) was the holding company of our Group. Our subsidiaries in Singapore, namely, Ohmyhome (R), Ohmyhome (I), Cora.Pro and DreamR, are wholly-owned subsidiaries of Ohmyhome (S). Ohmyhome (S) also has a 49% interest in Ohmyhome (M), and an indirect interest of 24% in Ohmyhome (RL) (through the 49% interest in Ohmyhome (RL) held by Ohmyhome (M)).

As part of our Group’s internal reorganization for the purposes of the listing, Ohmyhome (BVI) was incorporated in the BVI on July 27, 2022 with limited liability, authorized to issue up to a maximum of 50,000 ordinary shares of a single class without par value. Ohmyhome (BVI) is a wholly-owned subsidiary of our Company.

Pursuant to a restructuring agreement dated November 30, 2022, each of Anthill and the Other Existing Shareholders transferred their respective shares in Ohmyhome (S), representing in aggregate 100% of the issued share capital of Ohmyhome (S), to Ohmyhome (BVI). The consideration for the share transfers was satisfied by the allotment and issuance of 14,999,999 Ordinary Shares in aggregate to Anthill and the Other Existing Shareholders, each credited as fully paid.

Upon completion of the reorganization, our Company became the holding company of our Group and we became owned as to 9,390,406; 284,806; 58,693; 344,593; 591,395; 230,215; 1,785,941; 460,429; 118,662; 122,307; 1,227,446; 292,280; 301,120; 625,024 and 416,683 Ordinary Shares by Anthill, Ang Yen Ney, Anthony Craig Bolger, Ong Eng Yaw, Primefounders Pte. Ltd., Teo Khiam Chong, Vienna Management Ltd., Wang Yu Huei, K3 Ventures Pte. Ltd., Lee Kwi Thai, GEC Tech Ltd., Chew Kwee San, Fong Cheng Kee, Swettenham Blue Pte. Ltd. and Tsai Chun-Chia, respectively.

On October 6, 2023, Ohmyhome (BVI), a wholly owned subsidiary of the Company, completed the acquisition of 100% of the issued share capital of Simply for the Total Consideration of S$4,712,000. The Total Consideration shall be satisfied by way of the Cash Consideration and the allotment and issuance of the Consideration Shares in four (4) tranches in accordance with the SPA, with the first tranche being paid to the Simply Sellers on the Completion Date, October 6, 2023, in accordance with the terms of the SPA.

S-1

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Notes:

(1)	The remaining 51% interest is held by Ms. Wong Wan Chin, sister of Ms. Rhonda Wong and Ms. Race Wong.
(2)	The remaining 51% interest is held by Ohmyhome Principal Sdn. Bhd., a company owned equally by Khor Siew Keng and Mun Shei Ngee, both Independent Third Parties.

S-2

Our Risks and Challenges

Investing in our Ordinary Shares entails a significant level of risk. Before investing in our Ordinary Shares, you should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus supplement and documents that are incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference.

Investors in our Ordinary Shares are not purchasing equity securities of our subsidiaries that have substantive business operations in Singapore and Malaysia, but instead are purchasing equity securities of a Cayman Islands holding company. Ohmyhome Limited is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in Singapore and Malaysia. Such structure involves unique risks to investors in our Ordinary Shares. Investors may never directly hold equity interests in our subsidiaries with substantive operations.

See “Risk Factors” on page S-8 of this prospectus supplement for a discussion of risks related to our Ordinary Shares and this offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2024 Form 20-F as well as other documents incorporated by reference into the accompanying prospectus.

Risks Related to Our Business and Industry

●	We are dependent on our Super Agents, in-house employees and our third party business partners on our platform to provide quality services to customers.

●	We may be unable to maintain our relationships with our existing third party business partners and/or develop relationships with new third party partners.

●	We may be unable to generate profit in the future or at all.

●	Our business model and growth strategy depend on our ability to attract home buyers and home sellers to our online platform in a cost-effective manner.

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.

●	The proper functioning and reliability of our online platform is essential to our business.

S-3

●	We depend on the reliable performance of third party networks and mobile infrastructure.

●	We incur costs and are subject to certain challenges which our competitors with different business models do not face.

●	We may be unable to successfully renew our estate agent license.

●	Our business is dependent on the availability of mortgage financing.

●	Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences.

●	We may be unable to adequately protect our intellectual property and proprietary rights.

●	We rely on certain technology and software licensed from third parties.

●	Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

●	We are dependent on key management personnel for our future success and growth.

●	We may be unable to attract, retain, effectively train, motivate, and utilize Super Agents.

●	We rely on certain key operating metrics to evaluate the performance of our business, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

●	Acquisitions by our Company have potential benefits, such as expanding product and service offerings, entering new markets, and acquiring new technologies, but also carries risks such as integration, cultural, financial, regulatory, and legal risks.

Risks Related to our Ordinary Shares

●	We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	The trading price of our Ordinary Shares may be volatile and there may not be an active, liquid trading market for our Ordinary Shares, which could result in substantial losses to you.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

S-4

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. You may not realize a return on your investment in our shares and you may even lose your entire investment.

●	Short selling may drive down the market price of our Ordinary Shares.

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

●	As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq Capital Market Listing Rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market Listing Rules.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

●	We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, natural disasters, adverse weather and other uncontrollable events

●	We will incur increased costs as a result of being a public company after we cease to qualify as an emerging growth company

●	We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors

Risks Related to the Jurisdictions where we operate

●	Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

S-5

Recent Developments

On March 23, 2023, the Company completed its initial public offering. In this offering, the Company issued 2,800,000 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$11.2 million before deducting any underwriting discounts or expenses. The Ordinary Shares began trading on March 21, 2023 on the Nasdaq Capital Market under the ticker symbol “OMH.”

On [March 10, 2025 – NB: Please confirm.], the Company has effect a reverse stock split of the Company’s ordinary shares, with the split ratio set at 1-for-10. The reverse stock split was approved by the Company’s shareholders at a special meeting held on January 24, 2025.

On March 18, 2025, the Company has filed a registration statement form F-3 that allowed the Company to, from time to time in one or more offerings, offer and sell up to $300,000,000 in the aggregate of Ordinary Shares, preferred shares, warrants, units and rights to purchase Ordinary Shares, preferred shares, debt securities, rights or any combination of the foregoing, and has received the notice of effectiveness on March 19, 2025.

Corporate Information

Our principal executive office are located at is at 11 Lorong 3 Toa Payoh, Block B, #04-16/21, Jackson Square, Singapore 319579. Our telephone number at this address is +65 6886 9009. We maintain a website at https://ohmyhome.com that contains information about our Company, though no information contained on our website is part of this prospectus.

S-6

THE OFFERING

Issuer	Ohmyhome Limited

Ordinary Shares offered by us pursuant to this prospectus supplement	4,040,000 Ordinary Shares directly to investors pursuant to a share purchase agreement

Offering price per Ordinary Share	The purchase price of each Ordinary Share is US$0.45.

Ordinary Shares outstanding before this offering	2,394,464 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	6,434,464 Ordinary Shares.
Listing	The Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “OMH.”

Use of proceeds	We intend to use our net proceeds from this offering for general corporate purposes, working capital, continued development and expansion of our business. See “Use of Proceeds” for more information.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

S-7

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors described in the 2024 Form20-F, and the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. In any such case, the market price of the Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to This Offering

New investors in our Ordinary Shares will experience immediate and substantial dilution after this offering.

Since the price per share of our Ordinary Shares being offered is substantially higher than the net tangible book value per share of our Ordinary Shares, you will suffer immediate and substantial dilution in the net tangible book value of the our Ordinary Shares you purchase in this offering. Based on an offering price of US$0.45 per Ordinary Share, you will suffer immediate increase of $0.16 per our Ordinary  Share with respect to the net tangible book value of the our Ordinary Shares. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

A substantial number of Ordinary Shares may be sold in the market following this offering, which may depress the market price for the Ordinary Shares.

Sales of a substantial number of the Ordinary Shares in the public market following this offering could cause the market price of the Ordinary Shares to decline. All of the Ordinary Shares sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the period of this offering, offer additional Ordinary Shares or other securities convertible into or exchangeable for the Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell the Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing the Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per ordinary share paid by investors in this offering.

If we fail to maintain the listing of our Ordinary Shares with a U.S. national securities exchange, the liquidity and price of our Ordinary Shares could be adversely affected.

Our Ordinary Shares are currently listed for trading on the Nasdaq Capital Market. In order to maintain our listing on The Nasdaq Capital Market, we must comply with certain Nasdaq listing rules. If our Ordinary Shares are delisted, our Ordinary Shares may be eligible to trade on the OTC Bulletin Board or another over-the-counter market; however, such delisting could have an adverse impact on the liquidity and price of our Ordinary Shares. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, our Ordinary Shares. In addition, there can be no assurance that our Ordinary Shares would be eligible for trading on any such alternative exchange or markets.

Risks Related to Our Finances and Capital Requirements

Our losses, negative cash flows from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern absent obtaining adequate new debt or equity financing.

As of December 31, 2024, we had an accumulated deficit of $16.79 million and net working capital deficit of $0.11 million . We expect to continue to incur losses for the foreseeable future as we continue our efforts to adapt to the evolving competitive environment. These factors, individually and collectively, raise substantial doubt about our ability to continue as a going concern, and therefore, could materially limit our ability to raise additional funds through an issuance of debt or equity securities or otherwise. There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms or at all. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, we may be required to delay, limit or eliminate the development of business opportunities and our ability to achieve our business objectives, our competitiveness, and our business, financial condition and results of operations will be materially adversely affected.

S-8

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward- looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business Overview” and “Operating and Financial Review and Prospects,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our use of the proceeds from the offering under this prospectus supplement; and

●	assumptions underlying or related to any of the foregoing.

The forward-looking statements made in prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein include additional factors which could adversely impact our business and financial performance. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price of the Ordinary Shares. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

S-9

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately US$1.73 million, after deducting the estimated offering expenses payable by us. We plan to use the net proceeds from this offering as follows:

●	Approximately 50% of the net proceeds from this offering for supplementing our operating cash flow and general corporate use; and

●	Approximately 50% of the net proceeds from this offering for overseas investments and potential mergers and acquisitions in the future.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

S-10

DIVIDEND POLICY

We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding the payment of any future dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The declaration and payment of dividends will depend upon, among other things, our future operations and earnings, capital requirements and surplus, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in Singapore or Malaysia for our cash requirements, including any payment of dividends to our shareholders.

S-11

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024 presented on:

●	an actual basis; and

●	a pro forma as adjusted basis to reflect the issuance and sale of 4,040,000 Ordinary Shares at the offering price of US$0.45 per Ordinary Share, after deducting estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2024 Form 20-F, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2024
	Actual (Audited)		Pro Forma As adjusted(1)(2)(3)
	SGD	US$	SGD	US$
Cash and cash equivalent	1,145,829	838,698	3,512,770	2,571,198
Short term borrowings	238,521	174,588	238,521	174,588
Long term borrowings	414,918	303,702	414,918	303,702
Total borrowings	653,439	478,290	653,439	478,290
Shareholders’ Equity:
Ordinary shares (par value of US$0.01 per share; 7,5000,000 Ordinary Shares authorized and 2,394,464 Ordinary Shares issued and outstanding, actual; 6,434,464 Ordinary Shares issued and outstanding, pro forma as adjusted as of December 31, 2024, respectively)	32,229	23,590	87,908	64,345
Additional paid in capital	29,044,790	21,259,545	32,646,842	23,896,097
Statutory reserves	537,756	393,614	537,755	393,614
Accumulated deficit	(22,936,714)	(16,788,694)	(22,936,714)	(16,788,694)
Non-controlling interests	(475,138)	(347,781)	(475,138)	(347,781)
Accumulated other comprehensive loss	96,416	70,572	96,416	70,572
Total Ohmyhome Limited shareholders’ (deficit)/equity	6,299,339	4,610,846	9,957,073	7,288,153

Total capitalization	6,952,778	5,089,136	10,610,513	7,766,443

(1)	Reflects the sale of Ordinary Shares in this offering at an offering price of US$0.45 per Ordinary Share, deducting the estimated offering expenses payable by us. Additional paid-in capital includes the aggregate amount of issued and paid-in capital of the entities now comprising our corporate group less consideration paid to acquire the relevant interest, if any. We estimate that net proceeds will be approximately US$1,732,500. The net proceeds of US$1,732,500 is calculated as follows: US$1,818,000 gross offering proceeds, less estimated offering expenses of US$85,500. The pro forma as adjusted total shareholders’ equity is the sum of the net proceeds from this offering of US$1,732,500 and the increase of shareholders’ equity resulting from the issuance of Ordinary Shares subsequent to December 31, 2024 and prior to this offering of US$944,807.

(2)	Including the Company’s acquisition of Ohmyhome Property Inc. on January 23, 2025.

(3)	Including the Company’s reverse stock split of the Company’s Ordinary Shares, with the split ration of 1-for-10 that was effected on March 10, 2025, that was approved at the Company’s shareholders special meeting held on January 24, 2025.

S-12

DILUTION

Our historical net tangible book value on December 31, 2024 was US$1.22 million, or US$0.05 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities, intangible assets and goodwill. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Our pro forma net tangible book value as of December 31, 2024 was $2.16 million, or $0.09 per share, after giving effect to the issuance by us of 354,433 Ordinary Shares for cash proceeds, acquisitions and the payment of certain expenses subsequent to December 31, 2024 and prior to this offering and share consolidation.

After giving further effect to the sale of the 4,040,000 Ordinary Shares in this offering, at an offering price of US$0.45 per Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with this offering, our pro forma as-adjusted net tangible book value as of December 31, 2024 would have been US$2.95 million, or US$0.11 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.06 per Ordinary Share to our existing shareholders and an immediate decrease in net tangible book value of US$0.34 per Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the Ordinary Shares in this offering:

Pro Forma As Adjusted
(US$)
Offering price per ordinary share	$0.45
Net tangible book value per Ordinary Share as of December 31, 2024	0.05
Net tangible book value per Ordinary Share after giving effect to issuance of shares subsequent to December 31, 2024 and prior to this offering (1)	0.09
Pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering	0.11
Amount of dilution in net tangible book value per Ordinary Share to new investors in this offering	0.34

(1)	We issued 354,644 Ordinary Shares in February, 2025 before 1:10 shares consolidation for the consideration of acquisition.

S-13

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 4,040,000 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Ordinary Shares are described under Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 29, 2025.

S-14

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 4,040,000 Ordinary Shares. The Ordinary Shares are being sold directly to certain investors pursuant to a share purchase agreement dated May 19, 2025 (the “Purchase Agreement”).

The Ordinary Shares are being sold at a purchase price of $0.45 per share. The Ordinary Shares were offered directly to the investors without a placement agent, underwriter, broker or dealer. We are not paying placement agent fees or underwriting discounts in connection with the offering. We will pay all of the expenses incident to the registration, offering, and sale of the Ordinary Shares to the investors.

Each investor has represented to us that at no time prior to the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or any hedging transaction, which establishes a net short position with respect to the Ordinary Shares. The investors have agreed not to engage in any short-selling activities involving the Ordinary Shares, or lend the Ordinary Shares to any third party.

The foregoing does not purport to be a complete statement of the terms and conditions of the Purchase Agreement. A copy of the Purchase Agreement with the investors will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Documents By Reference” and “Where You Can Find More Information.”

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer. Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “OMH.”

S-15

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities in this offering. The validity of the Ordinary Shares offered in this offering will be passed upon for us by Conyers Dill & Pearman, our Cayman Islands counsel.

S-16

EXPERTS

The financial statements incorporated by reference in this prospectus supplement for the years ended December 31, 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Enrome LLP is 143 Cecil Street, #19-04 GB Building, Singapore, Singapore 069542.

The financial statements incorporated by reference in this prospectus supplement for the years ended December 31, 2023 and 2022 have been audited by WWC, P. C, which, at the time of issuing its audit report was, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

S-17

EXPENSES OF THE OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with the offering. All amounts shown are estimates, except for the SEC registration fee.

FINRA registration fee	US$	45,500
Legal fees and expenses	US$	40,000
Total	US$	85,500

S-18

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333- 333-285637), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the Ordinary Shares, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Ordinary Shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.ohmyhome.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

S-19

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 29, 2025;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on May 7, 2025 and March 27, 2025;

●	the description of our securities incorporated by reference in our Annual Report on Form 20-F filed with the Commission on April 29, 2025, including any amendment and report subsequently filed for the purpose of updating that description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2024 Form 20-F contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

11 Lorong 3 Toa Payoh

Block B, #04-16/21, Jackson Square

Singapore 319579

+65 6886 9009

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

S-20

SUBJECT TO COMPLETION, DATED MAY 13, 2025

PROSPECTUS

OHMYHOME LIMITED

$300,000,000

Ordinary Shares,

Preferred Shares,

Debt Securities

Warrants,

Rights, and

Units

We may, from time to time in one or more offerings, offer and sell up to $300,000,000 in the aggregate of Ordinary Shares of par value $0.01 per share in the capital of the Company (the “Ordinary Shares”), preferred shares of par value $0.01 per share in the capital of the Company (the “Preferred Shares”), warrants, units and rights to purchase Ordinary Shares, Preferred Shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “OMH”. On March 17, 2025, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $2.249 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

We are a Cayman Islands holding company with operations conducted by our subsidiaries established in Singapore and Malaysia. Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk.

The securities offered in this offering are of the offshore holding company Ohmyhome Limited (the “Company”), which owns equity interests, directly or indirectly, of the operating subsidiaries. Subsidiaries conduct operations in Singapore and Malaysia and the holding company does not conduct operations in Singapore and Malaysia. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “OMH” “we,” “us,” “Company,” or “our,” refers to Ohmyhome Limited, a Cayman Islands exempted company. We will also refer to all of our subsidiaries, “Subsidiaries”.

As a holding company, we may rely upon dividends paid to us by our subsidiaries in Singapore and Malaysia to pay dividends and to finance any debt we may incur. As of the date of this prospectus, none of our subsidiaries has issued any dividends or distributions to us and we have not made any dividends or distributions to our shareholders. Our subsidiaries in Singapore and Malaysia generate and retain cash generated from operating activities and re-invest it in our business.

Under Cayman Islands law, we may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts due in the ordinary course of business. If we determine to pay dividends, as a holding company, we will be dependent on receipt of funds from our subsidiaries in Singapore and Malaysia .

You should read carefully this prospectus and the documents incorporated by reference into this prospectus before investment.

Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, Preferred Shares, debt securities, warrants, units and rights to purchase Ordinary Shares, Preferred Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $300,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands;

●	“Company” refers to Ohmyhome Limited, an exempted company incorporated in the Cayman Islands with limited liability;

●	“Ohmyhome (S)” refers to Ohmyhome Pte. Ltd., a company incorporated in Singapore on June 12, 2015, and an indirect wholly-owned subsidiary of our Company;

●	“Ordinary Shares” refers to the Ordinary Shares of par value of US$0.01 per share in the capital of the Company;

●	“RM” means Malaysian ringgit, the lawful currency of Malaysia;

●	“S$” or “SGD” means Singapore dollars(s), the lawful currency of Singapore;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Shares” or “shares” refers to any share in the capital of the Company, including the Ordinary Shares;

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

●	“we”, “us”, “our company” and “our” refer to Ohmyhome Limited and its consolidated subsidiaries. We conduct operations in Singapore and Malaysia through our subsidiaries.

iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iv

PROSPECTUS SUMMARY

History and Development of the Company

We are a Cayman Islands holding company and primarily conduct our operations in Singapore and Malaysia through our subsidiaries. Our Group’s history can be traced back to 2015 when Ms. Rhonda Wong and Ms. Race Wong saw an opportunity to develop a data and technology-driven property technology platform. Ohmyhome (S) was therefore initially established to carry on the provision of a self-served platform for users to list and search homes. Since then, we have grown into a one-stop-shop property platform covering a comprehensive range of property services and solutions, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services.

In March 2023, we completed our initial public offering and listed our Ordinary Shares on the Nasdaq Capital Market under the symbol “OMH.” We raised approximately US$11.2 million in gross proceeds from the issuance of new shares from the initial public offering before deducting any underwriting discounts or expenses. On February 16, 2024, the Company completed its upsized public offering of Ordinary Shares. In this offering, the Company issued 3,555,555 Ordinary Shares at a public offering price of $1.35 per ordinary share. The Company received gross proceeds in the amount of US$4.8 million before deducting placement agent fees and other offering expenses.

SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website www.ohmyhome.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Business Overview

We are a data and technology-driven property technology company based in Singapore. Through our subsidiaries, we operate a one-stop-shop property platform which provides end-to-end property solutions and services for our customers, for both the HDB property market and the private property market, which comprises brokerage services and emerging and other services, such as home renovation and furnishing services, listing and research, mortgage referral, legal services and insurance referral services. We operate on a data-driven customer-centric business model and through our platform, we seek to provide a comprehensive suite of property solutions and services to aid our customers in every step of their property transaction journey, with the objective of making property transactions and related services simple, efficient and affordable for all.

Since the incorporation of our subsidiary, Ohmyhome (S), in 2015 and the commencement of our business operations in 2016, our platform has facilitated over 4,400 agent brokerage transactions and other property-related services and over 7,200 self-transacted online property transactions, with an aggregate GTV of over US$2.5 billion as of July 31, 2022. We operate our Ohmyhome platform in Singapore and Malaysia.

Today, Ohmyhome has been ranked Singapore’s top mobile application for property listings and transactions by customer ratings and is a leading one-stop property platform for property transactions and property-related services for both the HDB property market and the private property market, according to Frost & Sullivan.

Our platform appeals to and supports a growing online community and network of users looking to list and search for properties online, seeking information on their property transactions and other value-added services, through the comprehensive property-related solutions and services available on our platform. As at December 31, 2023, we have around 200,000 monthly active users on our online website and mobile application on average, and over 745,000 downloads of our mobile application. Our website also receives a weekly average of over 50,000 unique visitors and a monthly average of over 500,000 website visits. As at December 31, 2023, our platform contained over 18,000 active listings for residential properties for sale and rental on a monthly basis. An active listing refers to a listing where the property of the subject listing is still on the market for sale or for lease. Each listing has an expiration date of 30 days from the date of the listing and listing owners will have to renew the listing before its expiry to keep the listing active for another 30 days. In the event where a listing has reached its expiry or is indicated as sold or leased as the case may be, such listing would be removed and will no longer be searchable by the public unless a new listing has been created.

1

We believe that our diverse range of listings and comprehensive range of property-related services provides an effective channel for customers to market and search for properties and provides speed, ease and reliability to their property transactions.

Our Technology-Enabled Solutions

We believe that the use of technology and data is our key edge over our competitors. Our core service offerings are categorized as follows, all of which are offered through our one-stop platform:

●	Brokerage Services. For clients who wish to engage professional real estate services, we offer brokerage services through our Super Agents to represent customers seeking to purchase, sell, rent, or lease their properties on our platform. We also provide documentation services for clients who have already found a keen counterpart to their transactions and wish to engage us to assist with all necessary paperwork to complete the transaction.

●	Emerging and Other Services. We offer the following emerging and other services in connection with property transactions, which can each be utilized by our customers as a standalone service or in conjunction with our other service offerings:

(a)	Listing and Research. We provide an online platform for home sellers to freely list their properties and for home buyers to freely view such listings. We also provide online tools and resources, including property transaction guides, automated electronic valuation of listed properties, and calculators for mortgage affordability and determining the amount of stamp duty payable on any property transaction, to provide our users with comprehensive resources to aid them in embarking on their property transaction journey.

(b)	Mortgage Referral Services. Through our online platform, we provide our customers with referrals to experienced financial service providers from our partner banks, who provide mortgage advice and financing guidance. We also value-add by compiling and comparing the interest rates across our wide range of partner banks, to provide the financing option best tailored to each individual customer’s needs.

(c)	Legal Services. We provide our customers with access to specialized law firms through our online platform, which provide conveyancing services, legal advice and the preparation of documentation to provide our users with a hassle-free conveyancing process and to better equip them with sufficient know-how to protect their legal interests while completing their property transactions.

(d)	Insurance Referral Services. We partner with established insurance brokers to provide our customers with access to insurance policies, such as home insurance and fire insurance, to meet their property transaction needs.

(e)	Renovation and Home Services. We offer renovation services and partner with trusted brands to help homeowners conceptualize, design, budget and project manage their renovation projects. We also offer a wide range of home needs services such as cleaning, painting and servicing to suit the upgrading and maintenance needs of homeowners. As part of our home services, we work with external partners to offer professional moving services to customers moving to a new residential or commercial property. In addition, we also provide assistance to foreign customers relocating from overseas to our country of operation, and we also advise such foreign customers on relevant rules and regulations to ensure compliance with the relevant laws and regulations and if applicable, that the tenancy agreement protects the rights and needs of the customer.

2

OUR SERVICES

Through our Ohmyhome website and mobile application, we provide end-to-end property-related solutions and services for our customers, which consists of (a) brokerage services; and (b) emerging and other property-related services, such as listing and research services, mortgage referral services, legal services, insurance referral services and renovation and home services.

Brokerage Services

We provide brokerage services to customers who wish to engage a professional real estate agent to act as their representative for their property transactions. We will assign one of our Super Agents to our customers based on the location and property in question. Our in-house Super Agents have in-depth knowledge, experience and expertise in the property type and location which they specialize in. According to the CEA’s public database of agent transactions and the Company’s staff list, our Super Agents were listed in CEA’s top 1% of real estate agents in Singapore, based on the volume of selling transactions in 2021 (CEA Salespersons’ Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record).

Our brokerage services are delivered through our Ohmyhome platform and accessible via our website and mobile application. Upon enquiring about our services, our customers will be assigned a dedicated relationship manager, who will serve as the primary point of contact for all the customer’s property-related needs, including general enquiries, listings services, agent and brokerage services, mortgage, legal and renovation services. If a Super Agent is appointed for the provision of brokerage services, the relationship manager will create a communication channel (such as through WhatsApp) to facilitate all correspondence between the customer, the Super Agent and the relationship manager.

The Super Agent will provide listing services for home sellers, facilitating sale and purchase transactions, overseeing rental or leasing agreements, and assisting with the documentation and negotiation, to ensure an overall smooth property transaction from the start to end. For customers looking to sell or lease properties, the Super Agent will assist with taking professional photos and videos of the property, as well as a three-dimensional (3D) virtual tour experience for potential buyers. In addition to listing the property on our Ohmyhome platform, we will also market our customer’s properties on other major advertising platforms, such as Google and Facebook and other online property advertising platforms. We also combine our brokerage services with our advanced property matching technology and extensive database to ensure that homeowners are matched with the most suitable home buyers or renters for their property, allowing for efficient and expedited property transactions.

Apart from full brokerage services, customers who have chosen to self-transact their property transactions can also choose to engage our Super Agents for documentation services, once they have found a buyer, seller or tenant and have negotiated the price for the transaction. In this regard, our in-house Super Agents will assist with all necessary paperwork depending on the property type, such as the drafting and handling of an Option to Purchase (OTP), a tenancy agreement and/or a HDB resale application for HDB properties.

A typical brokerage service relationship lasts around three (3) months, out of which legal and government approval processes would typically take around two (2) months. The length of the brokerage service relationship also depends on whether platform users elect to be matched with an agent for the provision of full brokerage services, or solely for documentation services. Our customers who engage our brokerage services may also end up utilizing our other services, such as moving or renovation services, to meet their post-transaction property needs, which would extend our relationship with such customers to about one (1) year or more. Some of our customers also engage us for other regular day-to-day services, such as air conditioner servicing, cleaning and handyman services, which would mean that our relationship with such customers would extend for a longer period and continue on an ongoing basis.

Emerging and Other Services

Our other property-related services include (a) listing and research services, (b) mortgage referral services, (c) legal services, (d) insurance referral services and (e) renovation and home services.

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Listing and Research Services

Online Property Listings

We provide an online platform for home sellers to freely list their properties and for home buyers to freely view such listings, either through our Ohmyhome website or mobile application. Our platform contains databases for HDB units, condominiums and other private properties for sale and rental, and provides search engines on such properties in our databases. Through our website and mobile application platforms, users can freely access home-related data, such as listing details, home details, neighborhood information and market analysis. Our user-friendly search functions allow customers to tailor their searches to specific types of property in specific regions of their country. We devote significant resources to collecting first-hand real estate market intelligence and listing information, and to updating such information on our platform on a regular basis. We also verify the authenticity of the listings on our platform via on-site visits by our Super Agents and also verify the authentic ownership of the properties through the integration of SingPass with our platform, which is a government-administered digital identity database in Singapore.

Customers can opt for one of the following methods for their property transactions – (i) to DIY, meaning to self-transact and to do it on their own; or (ii) engaging one of our Super Agents.

For customers who opt to DIY their property transaction, our AI chatbot allows users to input their property preferences down to their preferred type of property, location, price range, after which customers will be sent a curated list of recommended properties for free, based on the preferences indicated. The list of properties is selected using our advanced property matching technology, providing our customers with suitable property options at an expedited timeline. Upon short-listing the preferred properties based on our curated list, customers may then arrange to view the property either in person or virtually, via a physical on-site viewing or through a video call with an agent or with homeowners directly, who will walk the customer through the property.

Customers may also opt to transact or complete documentation work with the help of our Super Agents, as described in further detail under “Business – Our Services – Brokerage Services”.

Information, Tools and Research

We also provide a variety of online tools and resources which are freely accessible for our users.

Our website provides an extensive information archive for visitors to search and gather real estate information and general research reports and insights regarding the real estate industry at both national and regional levels. Our Super Agents, founders and editors publish and share information relating to public housing, private property, home improvement, financing, towns, and success stories by clients. We also publish articles on specialized areas of the real estate industry, such as property investment opportunities in Southeast Asia, alternative condominium options to consider buying, and governmental housing and redevelopment plans.

We have an internal vetting process that involves multiple teams including content, marketing, agency, and technology teams depending on the topic, with editorial checks before publishing the articles onto our Ohmyhome platform and other channels, such as social media. We select topics based on the latest developments in the market, popular keywords and trends on the market, statistics released by the authorities, and original ideas pitched by our writers. We will individually assess the potential value of each topic and prioritize those that align with our business goals and target audience in both short-term and long-term perspectives. We conduct research based on both public databases and research information, and develop reports and insights based on the information gathered.

We have also been regularly interviewed by news media and our research pieces have been quoted by major news outlets in Singapore such as Channel News Asia, The Straits Times, The Business Times and Lianhe Zaobao. We believe our articles section serves to raise our profile as experts on the real estate industry in Singapore and Malaysia.

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We provide customers with access to self-help tools and shortcut links to assist them in their property transactions and making educated decisions. For example, by clicking on the “Self-Transact” option on the homepage of the Ohmyhome website, visitors will be redirected to a list of actions that they can do immediately, such as search for properties, connect directly with sellers, schedule a property visit, and finalize their home purchase. Prospective property buyers or sellers can also utilize our Real Estate Valuation Tool to obtain a reliable e-valuation of the price of a particular property, taking into consideration past transactions, current valuation and market performance to provide an accurate valuation of the property and to allow our customers to make an informed decision before entering into any property transaction. We also provide calculators which allow prospective property buyers to determine the affordability of a property purchase, as well as to calculate the amount of stamp duty payable on a property transaction.

Mortgage Referral Services

We provide our customers with referrals to mortgage financing services, allowing them to finance their new property purchase or to refinance an existing home loan. Our customers have access to mortgage financing from a wide range of banks which we partner with, accessible through one single touchpoint via our Ohmyhome platform. Customers who wish to obtain financing or refinancing for their property will, through our platform, be linked up with the individual mortgage providers who can provide advice and guidance on the financing option which is best tailored to each individual user’s needs.

We seek to provide a transparent, open and efficient process for our customers when deciding how to finance their property purchase. A transparent comparison report of such rates can be readily generated based on requirements input by our users and can be easily accessible on our platform. This gives our customers access to competitive rates across various banks through a single platform, allowing them to make a fully-informed decision before entering into a mortgage or bank loan.

We are paid a fixed rate from our partner banks based on the loan value, regardless of which bank the customer decides to take his or her loan or financing needs with. This ensures that the rates provided by us remain competitive and objective.

Legal Services

Through our platform, customers can also engage law firms which specialize in conveyancing services, to provide legal advice and assist with all legal documentation required for their property transaction, such as the sale and purchase agreement, lasting power of attorney, any letters of administration of probate, notary public services. By providing access to legal services, we aim to provide our users with a hassle-free conveyancing process, uncover potential legal risks associated with the property, and to better equip them with sufficient know-how to protect their legal interests while completing their property transactions.

The law firms which we partner with serve on the bank panels of major banks which provide mortgage financing services on our platforms, creating synergies between the types of services provided under our platform and to ensure that our customers who opt for multiple property-related services through our platform are provided with a seamless and efficient process.

Customers who wish to engage legal will be matched with a suitable law firm through an automated process via our platform. Customers who then wish to proceed with the legal services will engage the conveyancing solicitor through our platform.

Our partner law firms pay us a fixed fee for the provision of advertising services for their legal services.

Insurance Referral Services

Through our platform, we also advertise to our customers property-related insurance policies such as fire insurance (which would generally be required by HDB and/or lenders providing housing loans) and home contents insurance (which includes coverage for renovation costs and the cost of replacing internal fixtures and movable contents, including furniture, appliances and personal valuables, as well as coverage for certain legal liabilities that may arise due to unforeseen events), which are offered by established insurance brokers. Customers who utilize our platform can also obtain a complimentary one-year home contents insurance policy, to provide our customers with the opportunity to protect their homes.

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We receive an annual fixed fee from our insurance partners for the advertising of their insurance service offerings on our platform.

Renovation and Home Services

Our renovation and home services include (a) renovation services, (b) air conditioning services, (c) cleaning services, (d) painting services, (e) handyman services, (f) moving services and (g) relocation services.

Our customers can browse the renovation and home needs services available on our platform, and then reach out to our designated relationship managers to specify their needs and preferences. Following which, we would provide samples of our interior designs if required, and provide a customized quote to the customer, based on their needs and requirements. Customers who wish to proceed with such renovation and/or home needs services will engage the relevant service through our Ohmyhome platform.

For our renovation and home needs services, we are paid directly by our customers based on the agreed quote. While we maintain in-house project management and interior design capabilities, we sub-contract other aspects of the renovation works and home needs services to the relevant sub-contractors, suppliers and/or professional home service providers, as may be required.

Renovation Services

We have an in-house team of qualified and experienced interior designers to aid our customers in the conceptualization and design of the renovation project. We also have a team of dedicated project managers, who will be assigned to each renovation project to oversee the overall renovation project. We sub-contract the renovation works to carefully selected and qualified third-party contractors and also partner with reputable third-party suppliers to ensure that our customers receive high-quality services to suit their renovation and home needs. The project manager assigned to each renovation project will ensure the quality of work done by sub-contractors and third party suppliers from the start to the end of the renovation project.

Air Conditioning Services

We partner with qualified contractors to offer general servicing, chemical washing and overhaul and/or gas top-ups for air-conditioning systems.

Cleaning Services

We partner with qualified contractors to provide customized cleaning solutions to cater to specific housing needs, including home cleaning, commercial cleaning, and post-renovation cleaning.

Painting Services

We deliver house painting services for at-home painting, single room painting services to upgrade customers’ individual rooms, and painting packages to enable customers to enjoy a combination of painting services in a cost-effective way.

Handyman Services

We provide a wide variety of professional handyman services, including power point installations, wiring and rewiring works, light and fan installation and repair, and plumbing and sanitary systems maintenance.

Moving Services

We partner with qualified contractors to provide professional moving services to customers looking to purchase or rent a new residential property, as well as to corporate clients who are looking to move to a new commercial building. In addition to providing professional house movers, we also provide packing and storage materials upon request, and services for the disposal of large and unwanted items such as spoiled furniture or machinery. Through the careful handling, safe transportation and provision of added-on moving services, we seek to ensure that there is minimal disruption to both our residential and corporate clients seeking to move.

Relocation Services

We provide assistance to foreign customers who are relocating from overseas to a jurisdiction which we operate in. In this regard, we aid in searching for the right property for such foreign customers and their families. We also advise on the relevant rules and regulations, including any restrictions on foreign tenants, to ensure that their tenancy agreement is lawful and protects their rights. We also provide services relating to home-finding for service apartments, condominiums and houses, such as tenancy agreements, lease renewals, preview trips and video tours, movers, and renovation and furnishing.

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Our Corporate Structure

The chart below sets out our corporate structure.

Ohmyhome Limited
(Cayman Islands)
100%
Ohmyhome (BVI)
(BVI)
100%
100%
Ohmyhome (S)
(Singapore)
Ohmyhome Property
Management Pte. Ltd
49%
100%
100%
100%
100%
Ohmyhome (M)
(Malaysia) (Note 1)
Ohmyhome (I)
(Singapore)
Ohmyhome (R)
(Singapore)
Cora.Pro
(Singapore)
DreamR
(Singapore)
49%
Ohmyhome (RL)
(Malaysia) (Note 2)

Notes:

1) The remaining 51% interest is held by Ms. Wong Wan Chin, sister of Ms. Rhonda Wong and Ms. Race Wong.

2) The remaining 51% interest is held by Ohmyhome Principal Sdn. Bhd., a company owned equally by Khor Siew Keng and Mun Shei Ngee, both Independent Third Parties.

Corporate Information

Our principal executive office are located at is at 11 Lorong 3 Toa Payoh, Block B, #04-16/21, Jackson Square, Singapore 319579. Our telephone number at this address is +65 6886 9009. We maintain a website at https://ohmyhome.com that contains information about our Company, though no information contained on our website is part of this prospectus.

Nasdaq Notices

The Company received a written notice from the Listing Qualifications Staff of Nasdaq regarding the Company’s failure to comply with Nasdaq Listing Rule 5550(a)(2) on April 30, 2024, which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Nasdaq Listing Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days, the Company failed to meet the aforesaid requirement. The Company was provided a period of 180 calendar days, until October 28, 2024, to regain compliance.

On October 29, 2024, the Company received a written notice from Nasdaq (the “October 2024 Notice”) stating that, although the Company had not regained compliance with the minimum bid price requirement by October 28, 2024, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until April 28, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of the Company’s Ordinary Shares must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during this 180-day period.

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Summary of Risk Factors

Investing in our securities involves significant risks. Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our securities. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our amended annual report on Form 20-F filed on May 13, 2024, as well as other documents incorporated by reference in to this prospectus.

Risks Related to Our Business and Industry

●	We are dependent on our Super Agents, in-house employees and our third party business partners on our platform to provide quality services to customers;

●	We may be unable to maintain our relationships with our existing third party business partners and/or develop relationships with new third party partners;

●	We may be unable to generate profit in the future or at all;

●	Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations;

●	We operate in a highly competitive industry and we face competition from other industry players;

●	Our business may be affected by technological changes and developments;

●	Our business model and growth strategy depend on our ability to attract home buyers and home sellers to our online platform in a cost-effective manner;

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively;

●	The proper functioning and reliability of our online platform is essential to our business; and

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected;

Risks Related to the Jurisdiction where We Operate

●	Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth;

●	We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, natural disasters, adverse weather and other uncontrollable events;

●	We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our reputation and brand, subject us to significant fines and liability, or otherwise adversely affect our business;

●	The interpretation and application of laws and regulations in the jurisdictions in which we operate involve uncertainties;

●	Any limitations on the ability of our subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business; and

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●	Government regulation of loans and direct investments by our Company to our foreign subsidiaries may delay or prevent us from making loans or additional capital contributions, which could materially and adversely affect our liquidity and ability to expand our business and operations in such jurisdictions;

Risks Related to Our Securities and This Offering

●	We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions;

●	The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors;

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares;

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline;

●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price;

●	Short selling may drive down the market price of our Ordinary Shares;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment; and

●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

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RISK FACTORS

You should carefully consider the risk factors set forth below and under “Risk Factors” described in our most recent amendment to the annual report on Form 20-F, filed on May 13, 2024, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Securities and This Offering

We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We list our Ordinary Shares on the Nasdaq concurrently with the initial public offering. In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Ordinary Shares;

(b)	reduced liquidity for our Ordinary Shares;

(c)	a determination that our Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after the initial public offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in Asia that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Ordinary Shares. Volatility or a lack of positive performance in our Ordinary Shares price may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after the initial public offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our amended and restated memorandum and articles of association (the “M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital comprises of 7,500,000,000 shares of par value of US$0.01 each as our board of directors may determine in accordance with the M&A.

As of the date of this prospectus, 2,394,464 Ordinary Shares were issued and outstanding. All of our shares issued and outstanding are validly issued, fully paid and non-assessable. Each ordinary share of the Company shall entitle its holder to one (1) vote. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to the M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $300,000,000 in the aggregate of:

●	Ordinary Shares of par value of US$0.01 each;

●	preferred shares of par value of US$0.01 each;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

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We may issue the debt securities as exchangeable for or convertible into Ordinary Shares or other securities. The debt securities, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Our Amended and Restated Memorandum and Articles of Association

We have, on January 24, 2025, adopted the Amended and Restated Articles of Association. The following are summaries of material provisions of the Amended and Restated Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under the Amended and Restated Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our Shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. The Amended and Restated Articles of Association provides that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share of the Company shall entitle its holder to one (1) vote. Voting at any meeting of Shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three Shareholders present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

●	Shareholder(s) present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	Shareholder(s) present in person or by proxy or (in the case of a Shareholder being a corporation) by its duly authorized representative and holding Ordinary Shares in us conferring a right to vote at the meeting being Ordinary Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all Ordinary Shares conferring that right.

An ordinary resolution to be passed at a meeting by the Shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to Ordinary Shares, a reduction of our share capital and the winding up of our Company. Our Shareholders may, among other things, divide or combine their Ordinary Shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call Shareholders’ annual general meetings. The Amended and Restated Articles of Association provides that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of Directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of Directors or by a majority of our board of Directors. Advance notice of not less than ten clear days is required for the convening of our Shareholders’ annual general meeting (if any) and any other general meeting of our Shareholders. A quorum required for any general meeting of Shareholders consists of, at the time when the meeting proceeds to business, two Shareholders holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding Ordinary Shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide Shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended and Restated Articles of Association provide that upon the requisition of any one or more of our Shareholders holding Ordinary Shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our Company entitled to vote at general meetings, our board of Directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Amended and Restated Articles of Association does not provide our Shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such Shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of Directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of Directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our Directors refuse to register a transfer they shall, within two (2) months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

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The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of Directors may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our Shareholders in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up, subject to a deduction from those Ordinary Shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our Shareholders in proportion to the par value of the Ordinary Shares held by them.

Calls on Shares and Forfeiture of Ordinary Shares. Our board of Directors may from time to time make calls upon Shareholders for any amounts unpaid on their shares in a notice served to such Shareholders at least 14 days prior to the specified time and place of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of Directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The Amended and Restated Articles of Association authorizes our board of Directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

The Amended and Restated Articles of Association also authorizes our board of Directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preference shares without action by our Shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of Shareholders or our corporate records. However, the Amended and Restated Articles of Association have provisions that provide our Shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information”.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Articles of Association may discourage, delay or prevent a change of control of our company or management that Shareholders may consider favorable, including provisions that:

●	authorizing our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our Shareholders; and

●	limiting the ability of Shareholders to requisition and convene general meetings of Shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under the Amended and Restated Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four (4) months, the offeror may, within a two (2)-month period commencing on the expiration of such four (4)-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended and Restated Articles of Association allows our Shareholders holding Ordinary Shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding Ordinary Shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board of Directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a Shareholders’ meeting, the Amended and Restated Articles of Association does not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call Shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer, LLC, located at 18 Lafayette Place Woodmere, New York 11598. Their phone number is +1 (212) 828-8436.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “OMH”.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

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Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

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●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

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●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

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Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

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●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

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●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

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Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Conyers Dill & Pearman, our Cayman Islands counsel to the extent governed by the laws of the Cayman Islands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by WWC, P. C., an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2021, 2022 and 2023 are included in our Annual Report on Form 20-F for the year ended December 31, 2023, filed on May 13, 2024, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s amendment on Annual Report on Form 20-F for the year ended December 31, 2023, filed on May 13, 2024; and

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on January 8, 2024, January 31, 2024, February 6, 2024, February 8, 2024, February 16, 2024, March 7 2024, March 22, 2024, April 9, 2024, April 18, 2024, May 3, 2024, May 6, 2024, June 25, 2024, September 25, 2024, October 11, 2024, November 1, 2024, January 10, 2025, January 21, 2025, January 31, 2025 , February 11, 2025, March 4, 2025, March 7, 2025, and March 7, 2025.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

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Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 11 Lorong 3 Toa Payoh, Block B, #04-16/21, Jackson Square, Singapore 319579 (Attention: Rhonda Wong) at +65 6886 9009.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.ohmyhome.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

Malaysia

There is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Malaysian courts having jurisdiction over the judgment debtor, the Malaysian courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Malaysian courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Malaysia or earlier foreign judgment(s) recognized in Malaysia, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Malaysian courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Malaysian courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Malaysian court in a reported decision.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

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●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

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●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

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●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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DESCRIPTION OF WARRANTS [NB: This seems like repeated with the above?]

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Conyers Dill & Pearman, our Cayman Islands counsel to the extent governed by the laws of the Cayman Islands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by WWC, P. C., an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2021, 2022 and 2023 are included in our Annual Report on Form 20-F for the year ended December 31, 2023, filed on May 13, 2024, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s amendment on Annual Report on Form 20-F for the year ended December 31, 2023, filed on May 13, 2024; and

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on January 8, 2024, January 31, 2024, February 6, 2024, February 8, 2024, February 16, 2024, March 7 2024, March 22, 2024, April 9, 2024, April 18, 2024, May 3, 2024, May 6, 2024, June 25, 2024, September 25, 2024, October 11, 2024, November 1, 2024, January 10, 2025, January 21, 2025, January 31, 2025, February 11, 2025, March 4, 2025, March 7, 2025, and March 7, 2025.

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All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 11 Lorong 3 Toa Payoh, Block B, #04-16/21, Jackson Square, Singapore 319579 (Attention: Rhonda Wong) at +65 6886 9009.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.ohmyhome.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

Malaysia

There is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Malaysian courts having jurisdiction over the judgment debtor, the Malaysian courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Malaysian courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Malaysia or earlier foreign judgment(s) recognized in Malaysia, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Malaysian courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Malaysian courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Malaysian court in a reported decision.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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OHMYHOME LIMITED

4,040,000 Ordinary Shares